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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form on S-3 of our reports dated March 11, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Georgia Gulf Corporation, and the effectiveness of Georgia Gulf Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 12, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM